Exhibit 3.1
                      AMENDED AND RESTATED

                   ARTICLES OF INCORPORATION

                               OF

                     THE PANDA PROJECT, INC.

     Pursuant to Section 607.1007 of the Florida Statutes, The
Panda Project, Inc., a Florida corporation (the "Corporation"), certifies that:

     (1) The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on April 8, 1992.

     (2) The Articles of Amendment to Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on December 22, 1993.

     (3) The Second Amendment to Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on January 11, 1994.

     (4) These Amended and Restated Articles of Incorporation contain amendments requiring the approval of the holders of a majority of the issued and outstanding shares of the common stock of the Corporation. The holders of a majority of the issued and outstanding shares of the Corporation's outstanding common stock approved such amendments pursuant to a written consent dated as of March 15, 1994. The number of votes cast for the amendment was sufficient for approval by the holders of common stock of the Corporation. These Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation at a meeting held March 14, 1994.

     The text of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety, effective as of the date of filing with the Secretary of State, to read as follows:

ARTICLE I - NAME

     The name of the corporation is The Panda Project, Inc.
(hereinafter called the "Corporation").

ARTICLE II - PURPOSE

     The Corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under The Florida Business Corporation Act.

ARTICLE III - CAPITAL STOCK

     The aggregate number of shares which the Corporation shall have the authority to issue is 20,000,000 shares of Common Stock, par value $0.01 per share.

     Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

ARTICLES IV - REGISTERED AGENT

     The street address of the registered office of the Corporation is 6421 Congress Avenue, Suite 114, Boca Raton,
Florida 33487; and the name of the registered agent of the Corporation at that address is Mr. Stanford W. Crane, Jr.

ARTICLE V - PRINCIPAL PLACE OF BUSINESS

     The principal place of business and the mailing address of the Corporation is 6421 Congress Avenue, Suite 114, Boca Raton,
Florida 33487.

ARTICLE VI - INDEMNIFICATION

     The corporation shall indemnify to the fullest extent authorized or permitted by the Florida Business Corporation Act, as amended from time to time (the "Act"), including any additional indemnification rights allowable pursuant to future amendments to the Act, any person, and his or her heirs, executors, administrators and legal representatives, who is made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or serves or served any other enterprise at the request of the Corporation (an "Indemnifiable Party"). Such indemnification shall include, without limitation, the advancement of expenses when allowed pursuant to applicable law.
     In addition, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article VI shall not eliminate or limit the liability of a director for any of the following:

     a breach of the director's duty of loyalty to the Corporation or its shareholders;

     acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

     a violation under Section 607.0834 of the Act;

     a transaction from which the director derived an improper personal benefit; or

     an act or omission occurring before the effective date of this Article VI.

     Any repeal or modification of this Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

     The foregoing director liability provisions are intended to be in addition to, and not in lieu or in limitation of, the director liability standards set forth in Section 607.0831 of the Act, and no provision of this Article VI shall be construed to limit the ability of the Company to indemnify or make advances to an Indemnifiable Party under the Act.

     IN WITNESS WHEREOF, the undersigned officer and director of the Corporation has executed these Amended and Restated Articles of Incorporation as of March 15, 1994.

                               THE PANDA PROJECT, INC.
                               a Florida corporation



                              /s/ Drew L. Taylor
                              By:  Drew L. Taylor
                              Its:  Vice President and Director

                      ARTICLES OF AMENDMENT
                               OF
                    ARTICLES OF INCORPORATION
                               OF
                      THE PANDA PROJECT, INC.


     Pursuant to Section 607.1007 of the Florida Statutes, The
Panda Project, Inc., a Florida corporation (the "Corporation"), certifies that:

   (1) The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on April 8, 1992.

   (2) The Articles of Amendment to Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on December 22, 1993.

   (3)   The Second Amendment to Articles of Incorporation of the
Corporation was filed with the Secretary of State of the State of Florida on January 11, 1994.

   (4)   Amended and Restated Articles of Incorporation of the
Corporation were filed with the Secretary of State of the State of Florida on March 17, 1994.

   (5) These Articles of Amendment of Amended and Restated Articles of Incorporation contain an amendment which was approved by the shareholders of the Corporation at a meeting on August 16, 1996 by the number of votes sufficient for approval by the shareholders of the Corporation. These Articles of Amendment of Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation at a meeting held June 19, 1996.

   The text of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended, effective as of the date of filing of these Articles of Amendment with the Secretary of State, by deleting Article III of the Amended and Restated Articles of Incorporation in its entirety and inserting in lieu thereof the following:



ARTICLE III - CAPITAL STOCK

   The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000 shares of Common Stock, par value $0.01 per share.

   Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.


    IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment of Amended and Restated Articles of Incorporation as of August 23, 1996.

                              THE PANDA PROJECT, INC.
                              a Florida corporation


                              By:  /s/ C. Daryl Hollis
                                   --------------------------
                                   C. Daryl Hollis
                                   Vice President

                  SECOND ARTICLES OF AMENDMENT
                              OF
          AMENDED AND RESTATED ARTICLES OF INCORPORATION
                              OF
                     THE PANDA PROJECT, INC.


     Pursuant to Section 607.1007 of the Florida Statutes, The
Panda Project, Inc., a Florida corporation (the "Corporation"), certifies that:

    (1) The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on April 8, 1992.

    (2) The Articles of Amendment to Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on December 22, 1993.

    (3)  The Second Amendment to Articles of Incorporation of the
Corporation was filed with the Secretary of State of the State of Florida on January 11, 1994.

    (4)  Amended and Restated Articles of Incorporation of the
Corporation were filed with the Secretary of State of the State of Florida on March 17, 1994.

    (5)  Articles of Amendment to such Amended and Restated
Articles of Incorporation were filed with the Secretary of State of the State of Florida on September 6, 1996.

    (6) These Second Articles of Amendment of Amended and Restated Articles of Incorporation contain amendments which were approved by the shareholders of the Corporation at a meeting on August 12, 1997 by the number of votes sufficient for approval by the shareholders of the Corporation. These Second Articles of Amendment of Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation at a meeting held May 8, 1997.

    The text of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended, effective as of the date of filing of these Articles of Amendment with the Secretary of State:

    1.  By deleting Article III of the Amended and Restated
Articles of Incorporation in its entirety and inserting in lieu thereof the following:

ARTICLE III--CAPITAL STOCK

    A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 52,000,000 shares, consisting of (i) 50,000,000 shares of Common Stock, $.01 par value (the "Common Stock") and (ii) 2,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock").

    B. The designations, powers, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, each class or series of stock shall be as follows:

1.   COMMON STOCK.

     (a) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     (b) Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders
(and written actions in lieu of meetings). There shall be no cumulative voting.

     (c) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred
Stock.

     (d) Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.   PREFERRED STOCK.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

    Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Florida Business Corporation Act. Except as provided herein or to the extent class or series voting is otherwise required by law or agreement, without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided herein or to the extent class or series voting is otherwise required by law or agreement, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Articles of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

2.  By adding the following as new Article VII:

    This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of Florida.

   A. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall be less than three nor more than nine. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of shareholders by such shareholders as have the right to vote on such election. Directors need not be shareholders of the Corporation.

   B. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III and, if such fraction is two-thirds, one of the extra directors shall be a member of Class II and the other extra director shall be a member of Class III, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

   C. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the 1998 annual meeting of shareholders; each initial director in Class II shall serve for a term ending on the date of the 1999 annual meeting of shareholders; and each initial director in Class III shall serve for a term ending on the date of the 2000 annual meeting of shareholders.

   D. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement, or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

   E. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

   F. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until this successor is elected and qualified, or until his earlier death, resignation or removal.

   G. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

   H. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's Articles of Incorporation or By Laws.

   I. Removal. Any one or more of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that, if and for so long as the Board of Directors is classified pursuant to Section 607.0806 of the Florida Business Corporation Act, or any successor statute, shareholders may effect such removal only for cause.

   J. Amendments to Article. Notwithstanding any other provisions of law, these Amended and Restated Articles of Incorporation or the Corporation's By Laws, as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (662/3%) of the votes which all the shareholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VII.

    IN WITNESS WHEREOF, the undersigned officer of the Corportion has executed these Second Articles of Amendment of Amended and Restated Articles of Incorporation as of August 20, 1997.

                              THE PANDA PROJECT, INC.
                              a Florida corporation


                              By:
                                   ---------------------------
                                   C. Daryl Hollis
                                   Executive Vice President